UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 18, 2012

(Date of earliest event reported)

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina

(Address of principal executive offices)

28078

(Zip Code)

(704) 992-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2012, the board of directors of American Tire Distributors Holdings, Inc. (“Holdings”), appointed Jason T. Yaudes as the Executive Vice President and Chief Financial Officer of Holdings, effective January 23, 2012. Mr. Yaudes will also be Holdings’ principal financial officer and principal accounting officer. Mr. Yaudes succeeds David L. Dyckman, who will become Holdings’ Executive Vice President and Chief Operating Officer, also effective January 23, 2012. Mr. Yaudes and Mr. Dyckman will serve in the same capacity as executive officers of Holdings’ wholly owned subsidiary, American Tire Distributors, Inc. (the “Company”).

Mr. Yaudes, 38, joined the Company in September 2006 as Vice President and Controller and has been Senior Vice President and Controller since December 2011.

Holdings is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Yaudes and any other director or executive officer of Holdings or its subsidiaries. Holdings knows of no transactions involving Holdings or its subsidiaries during the last two years in which Mr. Yaudes had a direct or indirect interest.

In connection with Mr. Yaudes’ appointment as Executive Vice President and Chief Financial Officer of Holdings and the Company, the Company entered into an employment agreement effective January 23, 2012 with Mr. Yaudes. Pursuant to the terms of the employment agreement, Mr. Yaudes will receive an annual base salary of $350,000 and will be eligible to participate in the benefit plans and programs generally maintained by the Company for senior executives from time to time, including the Company’s annual performance-based cash bonus program. The Company or Mr. Yaudes may terminate the employment agreement at any time. Upon termination of employment for any reason other than for “cause” (as defined in his employment agreement), Mr. Yaudes is entitled to receive a basic termination payment equal to (i) his base salary earned through the date of termination and (ii) the previous year’s bonus if the termination is after December 31 and before such bonus has been awarded. In addition, if the Company terminates Mr. Yaudes without “cause” or if Mr. Yaudes resigns for “good reason” (as defined in his employment agreement), then he will be entitled to (i) an additional monthly cash severance payment in the amount equal to the sum of his monthly base salary in effect on the date of termination for a period of twelve months from the date of termination and (ii) continuation of health benefits for a period of twelve months. The employment agreement also contains confidentiality and non-compete provisions.

The foregoing description of Mr. Yaudes’ employment agreement is qualified in its entirety by reference to the copy of the employment agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 23, 2012, between American Tire Distributors, Inc. and Jason T. Yaudes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC. (Registrant)

January 23, 2012	By:	/s/ J. Michael Gaither
	Name:	J. Michael Gaither
	Title:	Director, Executive Vice President, General Counsel and Secretary